Exhibit 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

This Second Amendment to Loan Agreement (the “Second Amendment”) is entered into as of February 22, 2007 by and between SUPERTEL HOSPITALITY, INC., a Virginia corporation (f/k/a Humphrey Hospitality Trust, Inc.) (the “Borrower”), and GREAT WESTERN BANK, a South Dakota corporation (the “Bank”).

WHEREAS, on or about January 13, 2005, Borrower and Bank entered into that certain Loan Agreement (the “Original Loan Agreement”) pursuant to which Bank agreed to make a loan to the Borrower, which Original Loan Agreement was amended pursuant to the terms of a First Amendment to Loan Agreement dated as of February 17, 2006 (the Original Loan Agreement and the First Amendment to Loan Agreement are hereinafter collectively, the “Agreement”); and

WHEREAS, the Borrower and Bank desire to amend and modify certain terms and conditions of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Each reference in the Agreement to “Humphrey Hospitality REIT Trust, a Maryland real estate investment trust” is hereby amended to state “Supertel Hospitality REIT Trust, a Maryland real estate investment trust (f/k/a Humphrey Hospitality REIT Trust)”. Each reference in the Agreement to “Humphrey Trust” is hereby amended to state “Supertel Trust”. Each reference in the Agreement to “Humphrey Hospitality Limited Partnership, a Virginia limited partnership” is hereby amended to state “Supertel Limited Partnership, a Virginia limited partnership (f/k/a Humphrey Hospitality Limited Partnership)”. Each reference in the Agreement to “HHLP” is hereby amended to state “SLP”.

2. Section 1.01 of the Agreement is hereby deleted in its entirety and the following paragraph substituted in its place:

1.01. The Loan. The Bank agrees, on the terms and conditions hereinafter set forth, to loan to the Borrower, by means of one or more advances made from time to time during the period of time from the date hereof, to and including the earlier of February 22, 2009 (the “Maturity Date”), or the date of the occurrence of an Event of Default (as hereinafter defined), not to exceed the lesser of the Borrowing Base (as hereinafter defined) or the principal sum of Thirty-Four Million and no/100ths Dollars ($34,000,000) (the “Loan Limit Amount”) (the lesser of the Borrowing Base and the Loan Limit Amount is referred to as the “Loan”). The books and records of the Bank shall, in the absence of manifest error, be prima facie evidence in any court or other proceeding brought to enforce the Note (as hereinafter defined) as to the principal balance of the Loan outstanding at any time and the amount of accrued interest.

3. Section 1.02 of the Agreement is hereby deleted in its entirety and the following paragraph substituted in its place:

1.02. The Note. The Loan made by Bank shall be evidenced by the original Promissory Note dated as of January 13, 2005 from Borrower to and in favor of Bank (the “Original Note”), together with an Amendment to Promissory Note dated as of the date of the Second Amendment from Borrower to and in favor of

Bank (the “Note Amendment”), which increases the original principal amount of the Original Note to $34,000,000.00 (the Original Note and Note Amendment are hereinafter collectively, the “Note”).

4. Section 1.04(B) of the Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following sentence in its place:

(B) Limitations on Advances. Notwithstanding anything in this Agreement to the contrary, no advance shall be made or permitted hereunder which would result in the unpaid principal balance of the Note, including any advances made under the Security Documents hereunder, exceeding in the aggregate at any one time the lesser of: (i) the Borrowing Base or (ii) the Loan Limit Amount.

5. Section 1.05(A) of the Agreement is hereby deleted in its entirety and the following paragraph substituted in its place:

(A) Interest Rate. The unpaid principal balance of the Loan will bear interest from the date of execution of the Note Amendment at the national prime rate of interest as published in the Wall Street Journal (base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks) minus .75%, which rate of interest shall be adjusted daily as said national prime rate of interest changes. (As applicable to the interest rate during such period, the “Interest Rate”). Such adjustment in the Interest Rate will occur without prior notice to Borrower. Changes in the Interest Rate shall be effective from the date of the changes and shall be applied to amounts outstanding on the Loan.

6. Section 1.05(B)(2) of the Agreement is hereby deleted in its entirety and the following sentence substituted in its place:

(2) This Section Reserved.

7. Section 1.05(B)(5) of the Agreement is hereby deleted in its entirety and the following sentence substituted in its place:

(5) Borrower shall pay all remaining unpaid principal, all accrued and unpaid interest and all other unpaid fees and charges due under the Loan Documents on or before the Maturity Date.

8. Section 1.05(C) of the Agreement is hereby amended by deleting the first two (2) sentences in their entirety and substituting the following sentences in their place:

(C) Prepayment. If Borrower repays this Loan in full prior to February 22, 2009 and requests a release of all, or substantially all, of the Collateral given to secure the Loan, Borrower shall pay to Bank a prepayment fee of $75,000 (the “Prepayment Fee”), which will be added to the then unpaid principal balance as of the payoff date. Other than Borrower’s obligation to pay the Prepayment Fee, Borrower may pay all or a portion of the amount owed earlier than it is due without premium or penalty.

9. Section 1.06 of the Agreement is hereby deleted in its entirety and the following sentence substituted in its place:

Section 1.06 This Section Reserved.

10. Section 1.07 of the Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following sentence in its place:

1.07 Borrowing Base. At no time shall the unpaid principal balance of the Note exceed the lesser of: (i) an amount equal to 65% of the total appraised value of the Hotels, or (ii) an amount that would result in a Revolving Loan Debt Service Coverage Ratio (as defined in Section 4.01(G)) of less than 1.5 to 1 (the “Borrowing Base”).

11. Section 2.01(B) of the Agreement is hereby deleted in its entirety and the following paragraph substituted in its place:

(B) Original deeds of trust, mortgages, and assignments of rents all dated as of January 13, 2005, duly executed and acknowledged, from the respective Hotel Owners as set forth on Exhibit “A” to and in favor of Bank, which encumber each of the Hotels and secure the Note together with all other obligations of Borrower to Bank pursuant to the terms of this Agreement (collectively, the “Original Security Instruments”), together with amendments to each Original Security Instrument which reflect the increase in the principal amount of the Loan from $22,000,000 to $34,000,000 (the “Security Instrument Amendments”, and together with the Original Security Instruments, the “Security Instruments”). Said Security Instruments shall create first liens and encumbrances on the Hotels, subject only to current non-delinquent real estate taxes as to each Hotel. Such Security Instruments shall include any easement rights in favor of the Hotel Owners. Bank shall determine, in its discretion, as to whether the Security Instrument to be utilized as to any Hotel will be a deed of trust or mortgage.

12. Section 2.01(C) of the Agreement is hereby deleted in its entirety and the following paragraph substituted in its place:

(C) Original security agreements dated as of January 13, 2005 duly executed by Borrower, TRS Leasing and by each Hotel Owner of record (the “Original Security Agreements”) together with amendments to each Original Security Agreement which reflect the increase in the principal amount of the Loan from $22,000,000 to $34,000,000 (the “Security Agreement Amendments”, and together with the Original Security Agreements, the “Security Agreements”), all of which grant to Bank under the Uniform Commercial Code (the “UCC”), a first security interest in all tangible and intangible personal property and fixtures of Borrower, TRS Leasing and the Hotel Owners located at the Hotels or used exclusively in connection therewith, including but not limited to, inventory, equipment, fixtures, accounts and general intangibles of Borrower, TRS Leasing and the Hotel Owners, and in the Operating Account, whether now owned or hereafter acquired, and in the proceeds of the same (all such property and the Hotels are collectively referred to as the “Collateral”), and UCC-1 financing statements for Borrower, TRS Leasing and each Hotel Owner of record, including, where required by Bank, fixture filings for each Hotel. Such financing statements shall be prepared in a manner that allows recording in the appropriate governmental recording offices to create such first security interest in the Collateral.

13. Section 2.01(G) of the Agreement is hereby deleted in its entirety and the following sentence substituted in its place:

(G) Original subordination, nondisturbance and attornment agreement dated as of January 13, 2005 and duly executed by TRS Leasing, Borrower and each Hotel Owner in form and substance satisfactory to Bank, together with an updated subordination, nondisturbance and attornment agreement dated as of the date of the Second Amendment and duly executed by TRS Leasing, Borrower and each Hotel Owner in form and substance satisfactory to Bank.

14. Section 2.01(H) of the Agreement is hereby deleted in its entirety and the following sentence substituted in its place:

(H) Original estoppel certificate dated as of January 13, 2005 and duly executed by TRS Leasing, in form and substance satisfactory to Bank, pertaining to the Lease, together with an updated estoppel certificate dated as of the date of the Second Amendment and duly executed by TRS Leasing, in form and substance satisfactory to Bank.

15. Section 2.01(J) of the Agreement is hereby deleted in its entirety and the following sentence substituted in its place:

(J) Duly certified corporate resolutions, consents, authorizations and powers of attorney of Borrower evidencing the authority of the officers of Borrower to execute and deliver on behalf of Borrower this Agreement, the Second Amendment, the Note, any of the Security Documents and other Loan Documents to be executed by Borrower and to execute and deliver any of the other documents required to be executed by Borrower under this Agreement, the Second Amendment, or otherwise as a part of this Loan.

16. Section 2.01(K) of the Agreement is hereby deleted in its entirety and the following sentence substituted in its place:

(K) Duly certified resolutions, consents, authorizations and powers of attorney or other showing of authority satisfactory to Bank, evidencing the authority of the officers of each Hotel Owner to execute and deliver on behalf of the Hotel Owners any of the Security Documents and other Loan Documents to be executed by such Hotel Owners, and to execute and deliver any of the other documents required to be executed by such Hotel Owners under this Agreement, the Second Amendment, or otherwise as a part of this Loan.

17. Section 2.01(L) of the Agreement is hereby deleted in its entirety and the following sentence substituted in its place:

(L) Duly certified resolutions, consents, authorizations and powers of attorney or other showing of authority satisfactory to Bank evidencing the authority of the officers of TRS Leasing to execute and deliver on behalf of TRS Leasing any of the Security Documents to be executed by TRS Leasing, and to execute and deliver any of the other documents to be executed by TRS Leasing under this Agreement, the Second Amendment, or otherwise as a part of this Loan.

18. Section 2.01(M) of the Agreement is hereby deleted in its entirety and the following sentence substituted in its place:

(M) Certified articles of incorporation and bylaws of Borrower and certificate of good standing (issued within two months of the date of the Original Loan Agreement) from the State of Virginia, together with copies of any amendments to such articles of incorporation and bylaws and a certificate of good standing (issued within two months of the date of the Second Amendment).

19. Section 2.01(N) of the Agreement is hereby deleted in its entirety and the following sentence substituted in its place:

(N) Certified certificate of limited partnership and limited partnership agreement for SLP and certificate of good standing (issued within two months of the date of the Original Loan Agreement) from the State of Virginia, together with copies of any amendments to such certificate of limited partnership and limited partnership agreement and a certificate of good standing (issued within two months of the date of the Second Amendment).

20. Section 2.01(O) of the Agreement is hereby deleted in its entirety and the following sentence substituted in its place:

(O) Certified certificate of limited partnership and limited partnership agreement for E&P and certificate of good standing (issued within two months of the date of the Original Loan Agreement) from the State of Maryland, together with copies of any amendments to such certificate of limited partnership and limited partnership agreement and a certificate of good standing (issued within two months of the date of the Second Amendment).

21. Section 2.01(P) of the Agreement is hereby deleted in its entirety and the following sentence substituted in its place:

(P) Certified articles of incorporation and bylaws of TRS Leasing and certificate of good standing (issued within two months of the date of the Original Loan Agreement) from the State of Virginia, together with copies of any amendments to such articles of incorporation and bylaws and a certificate of good standing (issued within two months of the date of the Second Amendment).

22. Section 2.01(T) of the Loan Agreement is hereby deleted in its entirety and the following paragraphs substituted in its place:

(T) One or more ALTA lender’s policies of title insurance for all of the Hotels, with Bank as the insured, insuring the liens of Bank’s Original Security Instruments as being first liens on each Hotel, subject only to the lien of any unpaid current real estate taxes. All standard exceptions to such policies shall be deleted, and the policies shall contain the following endorsements: Comp 100; Zoning 3.1; Access; Survey; Location; Contiguity (if multiple lots or parcels); Subdivision Control Act and Creditor’s Rights. At closing under the Original Loan Agreement, Bank received a “mark-up” of the title insurance commitment for such insurance showing that (i) all requirements for issuance of the policies have been satisfied; (ii) the Bank’s Original Security Instruments are first liens on each Hotel; (iii) the standard exceptions to coverage will be deleted from the final policies; and (iv) the final policy will contain the requested endorsements.

Date down endorsements to the ALTA lender’s policies of title insurance for all of the Hotels, insuring the liens of the Security Instruments as being first liens on each Hotel, subject only to the lien of any unpaid current real estate taxes. At closing under the Second Amendment, Bank shall receive a “pro forma” of each date down endorsement showing that (i) all requirements for the issuance of the date down endorsements have been satisfied; (ii) the Security Instruments are first liens on each Hotel.

Date down endorsement to the existing “tie-in” endorsement or a new “tie-in” endorsement (if required by the title company issuing the same), which provides that the Bank has aggregate coverage under the title insurance policies referred to in this Section 2.01(T) in the amount of $34,000,000.

23. Section 2.01(Z) of the Agreement is hereby amended by adding the following paragraph to the end of Section 2.01(Z):

The favorable opinion of Borrower’s counsel in form satisfactory to Bank and such counsel, dated as of the date of closing, that, subject to customary assumptions, qualifications and exceptions, (i) the execution and delivery of the Note Amendment, Second Amendment, Security Instrument Amendments, Security Agreement Amendments and all other amendments and other documents executed pursuant to the terms of the Second Amendment (collectively, the “Amendment Documents”) have been duly authorized by the Borrower, TRS Leasing and each Hotel Owner, (ii) the Amendment Documents executed by the Borrower, TRS Leasing and each Hotel Owner have been duly executed and delivered by the Borrower, TRS Leasing and each Hotel Owner, respectively, and constitute the legal, valid and binding obligation of the Borrower, TRS Leasing and each Hotel Owner, respectively, enforceable in accordance with their respective terms, and (iii) no approval or other action by any other person, entity or court shall be required for the due and proper execution and delivery of the Amendment Documents.

24. Section 2.02 of the Agreement is hereby deleted in its entirety and the following paragraph substituted in its place:

2.02 Closing. The parties agree that the closing under the Original Loan Agreement occurred on January 13, 2005. It is contemplated by the parties that the closing under the Second Amendment shall occur on or before February 22, 2007.

25. Section 4.01(I) of the Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following sentence in its place:

Borrower shall, at all times, maintain a “Revolving Loan to Value Ratio” (unpaid principal balance of Loan divided by value of Hotels) of no greater than 65%, which shall be tested annually on the anniversary date of this Agreement.

26. Section 4.01(J) of the Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following sentence in its place:

Borrower shall, at all times, maintain a “Consolidated Loan to Value Ratio” (principal balance of all loan obligations of Borrower divided by the value of all of Borrower’s owned real estate) of no greater than 65%, which shall be tested annually on the anniversary date of this Agreement.

27. In connection with the execution of this Second Amendment, Borrower has paid to Bank a non-refundable origination fee of $25,000.00. Borrower shall also be responsible for paying Bank’s reasonable legal fees and all other costs described in Section 1.08 of the Agreement that Bank has incurred in connection with the Second Amendment.

28. Except as specifically amended herein, the Agreement shall remain in full force and effect as originally executed.

29. This Second Amendment shall be binding on the successors and assigns of the parties hereto.

30. This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment effective as of the first date written above.

BORROWER:

SUPERTEL HOSPITALITY, INC., a Virginia corporation (f/k/a Humphrey Hospitality Trust, Inc.)

By: /s/ Donavon A. Heimes
Donavon A. Heimes, Chief Financial Officer, Treasurer and Corporate Secretary

BANK:

GREAT WESTERN BANK, a South Dakota banking corporation

By: /s/ Jason Zabloudil
Jason Zabloudil, Commercial Real Estate Officer